[ALVIN L. DAHL & Associates, PC
                         Certified Public Accountants
                          A Professional Corporation
                         903 N. Bowser Rd, Suite 370
                             Richardson, TX 75081
                                (972) 664-1527
                             FAX (972) 664-1430]


                         August 21, 2000

United States
Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

We have reviewed Item 4 (Change in Registrant's Certifying Accountant) of the Form 8-K for 21st Century Technologies, Inc. dated August 14, 2000, and are in agreement with the statements presented therein.

Sincerely,


/s/ Alvin L. Dahl, CPA

ALVIN L. DAHL & Associates PC

Dallas, Texas